Exhibit 99.1

Sientra Announces Preliminary Unaudited 4Q19 Net Sales

and Appointment of Caroline Van Hove to Board of Directors

Anticipates total fourth quarter net sales of $23.2 million, growth of 22% year over year

Aesthetics industry executive Caroline Van Hove joins Sientra’s Board of Directors

Santa Barbara, CA – January 13, 2020 – Sientra, Inc. (NASDAQ: SIEN), a medical aesthetics company, today announced preliminary unaudited net sales for the fourth quarter 2019. In addition, the Board of Directors has appointed global commercial leader Caroline Van Hove as a director of Sientra effective January 10, 2020.

Jeff Nugent, Chairman and Chief Executive Officer of Sientra, commented, “In the fourth quarter, Sientra achieved record net sales of $23.2 million, a 22% increase compared to the year-ago period. I am very proud of the continued solid performance across both our Breast Products and miraDry segments.”

Mr. Nugent continued, “We will look back on 2019 as a pivotal year for Sientra on its path to aesthetics market leadership. In addition to achieving 2019 net sales that exceeded the high end of the original guidance provided last May, we strengthened our competitive position by acquiring our OPUS® breast implant manufacturing operation in Franklin, WI and implementing an organizational efficiency initiative to simplify operations and reduce spend. I am confident these achievements and our consistent business momentum position Sientra for continued success in 2020 and beyond.”

Fourth quarter 2019 preliminary net sales

The quarterly financial estimates included in this release are prior to the completion of management’s review and audit procedures by Sientra’s external auditors and are therefore subject to adjustment.

Sientra anticipates total net sales for the fourth quarter 2019 to be approximately $23.2 million, an increase of 22% compared to $19.0 million for the same period in 2018.

Fourth quarter 2019 net sales expectations anticipate Breast Products segment net sales of $12.8 million, an increase of 22% compared to $10.4 million for the same period in 2018, reflecting new account wins as well as deeper penetration of existing breast implant and tissue expander customers.

Fourth quarter 2019 net sales expectations anticipate record miraDry segment net sales of $10.4 million, an increase of 22% compared to $8.6 million for the same period in 2018, reflecting strong system placements and consumables growth in both the United States and international markets.

Sientra anticipates net cash and cash equivalents as of December 31, 2019 to be approximately $88 million, compared to $121 million as of September 30, 2019. Uses of cash in the quarter included $14 million upfront payment to Lubrizol Life Science and $5 million of working capital investments associated with the previously announced acquisition of the OPUS manufacturing operation.

Caroline Van Hove appointed to Sientra’s Board of Directors

The Board of Directors has appointed Caroline Van Hove as a director of Sientra, effective January 10, 2020.

Mr. Nugent said, “It is with great pleasure that we welcome Caroline to our Board of Directors. Her commercial expertise and deep aesthetics industry experience will be extremely valuable as we advance towards our goal of becoming a global, diversified aesthetics leader.”

Ms. Van Hove is a global commercial leader with over 20 years of diverse experience in the pharmaceutical, consumer and medical device industry. Her experience spans North America to Europe, Africa, the Middle East to Asia Pacific and Latin America. Ms. Van Hove recently served as Chief Commercial Officer of Sienna Biopharmaceuticals, Inc., a clinical-stage biopharmaceutical company focused on therapies in immunology and inflammation.

Prior to Sienna, Ms. Van Hove served as Senior Vice President of International Strategic Marketing at Allergan, where she oversaw commercial operations for the medical aesthetics, eye care and specialty care franchises. Previously, Ms. Van Hove managed commercial operations in Europe, Africa and the Middle East and led Allergan’s international medical aesthetics operations. Ms. Van Hove also served as part of Allergan’s Global Operations & International Leadership Teams.

“I am excited to join the Board of Sientra, a company whose commitment to patient safety and clinical quality has earned the trust of physicians and their patients,” said Ms. Van Hove. “I am looking forward to collaborating with the Board and senior management team to support Sientra’s continued growth and success.”

About Sientra

Headquartered in Santa Barbara, California, Sientra is a diversified global medical aesthetics company and a leading partner to aesthetic physicians. The Company offers a suite of products designed to make a difference in patients’ lives by enhancing their body image, growing their self-esteem, and restoring their confidence. Sientra has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company’s Breast Products Segment includes its OPUS® breast implants, the first fifth generation breast implants approved by the FDA for sale in the United States, its ground-breaking Allox2® breast tissue expander with patented dual-port and integral drain technology, and BIOCORNEUM® the #1 performing, preferred and recommended scar gel of plastic surgeons(*). The Company’s miraDry Segment, comprises its miraDry® system, which is approved for sale in over 40 international markets, and is the only non-surgical FDA-cleared device for the permanent reduction of underarm sweat, odor and hair of all colors.

(*) Data on file

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected net sales for the quarter ended December 31, 2019, the Company’s net cash and cash equivalents as of December 31, 2019, the Company’s ability to achieve sustainable, long-term growth across its business segments, the Company’s ability to implement and execute its organizational efficiency initiatives, and the expected reduction in pre-tax operating expenses and pre-tax charges from its organizational efficiency initiatives. Such statements are subject to risks and uncertainties, including the dependence on conclusion of the audit procedures for the year ended December 31, 2019 by the Company’s independent auditors, positive reaction from plastic surgeons and their patients to Sientra’s Breast Products, the ability to meet consumer demand, the acceptance and growth of its miraDry segment, and the Company’s ability to realize the expected benefits of its organizational efficiency initiative. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s public filings with the Securities and Exchange Commission. All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, and such estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

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